Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
Chip.Wochomurka@Healthways.com

HEALTHWAYS REPORTS FIRST-QUARTER EARNINGS OF $0.12 PER DILUTED
SHARE AND AFFIRMS 2011 FINANCIAL GUIDANCE
———————————
ANNOUNCES AGREEMENT WITH CAREFIRST BLUECROSS BLUESHIELD TO HELP
DELIVER NATION’S LARGEST PRIMARY CARE MEDICAL HOME PROGRAM

NASHVILLE, Tenn. (Apr. 25, 2011) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the first quarter ended March 31, 2011.  Total revenues for the quarter were $163.0 million compared with $179.0 million for the first quarter of 2010.  Net income for the first quarter of 2011 was $4.1 million, or $0.12 per diluted share, compared with $9.4 million, or $0.27 per diluted share, for the first quarter of 2010. Mr. Leedle commented, “Our financial results were fully consistent with our expectations for the first quarter of 2011, and we are today affirming our established financial guidance for fiscal 2011.”

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

	March 31,
	2011	2010
Domestic	$0.14	$0.28
International	(0.02)	(0.01)
Net income per diluted share	$0.12	$0.27

Mr. Leedle added, “We are pleased with the performance of our business, both in financial terms and strengthened demand for our services. For the first quarter, we signed 32 new, expanded or extended contracts.  We also experienced 33% comparable-quarter growth in Requests for Proposal (RFPs) and were contacted directly about a number of potential opportunities on a non-RFP basis. As a result, we have a robust sales pipeline comprised of both new prospects and existing customers in our traditional health plan and employer markets. In addition, we have had accelerated success in converting large opportunities stemming from rapidly emerging trends in the market into recently signed innovative contracts.

“Today we are announcing a transformative expansion of our relationship with CareFirst BlueCross BlueShield to partner with them in delivering their network-wide Primary Care Medical Home (PCMH) model. This program is the largest of its type in the nation and is clearly market leading. The program focuses on financially rewarding patients for living healthier lifestyles and accessing care through their primary care physician. The intent of the model is to shift the focus of health care

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HWAY Reports First-Quarter Results

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in the reform era to patient wellness and to minimize the risk of catastrophic and costly medical problems due to unhealthy behaviors. We will work with CareFirst’s entire book of business as their care coordination arm, integrated deeply with the primary care providers who are participating in the CareFirst PCMH model. This contract is an example of the positive implications of emerging trends, with health plans reshaping their service offerings as the implementation of health care reform moves forward. We anticipated this opportunity with CareFirst within our financial guidance for 2011.

“In our earnings release last quarter, we identified five emerging market trends that represent near-term growth opportunities against which we expected to achieve strategic execution during 2011:

1)	Health plan preparation for the implementation of state insurance exchanges, which is projected to cause significant disruption of their individual and small group fully insured business;
2)	Change from a volume-based to a performance-based payment system and the associated shift of financial risk and responsibility for cost and quality from health plans to providers;
3)	Increasing payer requests for a comprehensive, integrated solution that addresses longitudinal health risk and care needs for total populations;
4)	Global adoption of population health management by both foreign government and foreign private sector health organizations; and
5)	Recognition by large employers of the expanded value of improved well-being to reduce medical cost and improve individual and company productivity and performance.

“Within the last 100 days, we have signed four contracts that clearly fit within this framework of opportunities, and we expect to sign additional contracts within this framework during 2011. In addition to today’s announcement of the CareFirst contract expansion, we previously announced significant contracts with Hawaii Medical Service Association (“HMSA”), with the State Government of New South Wales in Australia, and most recently with Caisse Nationale d’Assurance Maladie des Travailleurs Salaries (“CNAMTS”).  CNAMTS is the public body, supervised by the French Ministry of Health, that insures over 85% of France’s population in the health care system ranked #1 globally by the World Health Organization.

“The CNAMTS agreement is our second major international contract this year directly with a foreign government. This contract win came in a highly competitive RFP process with an overall objective to significantly enhance and expand services in CNAMTS’ existing program, commonly known as ‘Sophia’. This four-year contract, through identified and committed expansion phases, will ultimately address the needs of approximately 2 million French citizens diagnosed with diabetes in France and in the French Territories overseas.  The scope of the contract will include developing new programs for two additional disease states, most likely cardiac and respiratory.  We expect this contract to be dilutive to international earnings for the second and third quarters of 2011 and to be accretive for the fourth quarter.  As indicated in our press release announcing this contract, we expect the CNAMTS agreement to essentially breakeven for 2011 and to achieve target revenue and profitability in 2012 and beyond.”

First Quarter Results

Mr. Leedle commented, “As expected, our first-quarter financial performance reflected the costs related to signing and implementing the four new significant contracts identified above.  Because of

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these costs, the staggered start-dates of the new contracts, the timing of our recognition of performance-based fees, and the ramping of member enrollment throughout the year and into 2012, we expect margins to improve sequentially each quarter in 2011. As a result, earnings for the second half of the year are expected to be significantly better than for the first half, as the revenues from these contracts build. We fully expect all these contracts to achieve target performance in 2012.

“For the first quarter, Healthways again delivered substantial net operating cash flow, totaling $20.8 million, which funded $9.8 million in capital expenditures, a $3.9 million repurchase of Healthways common stock and $3.5 million in further debt reduction.  Total debt to total capitalization has improved 610 basis points over the last four quarters to 35.8% at the end of the first quarter of 2011 from 41.9% at the same time in 2010, and 70 basis points from 36.5% at the end of 2010.  With anticipated net cash flows provided by operating activities for 2011 in a range of $80 million to $100 million and planned capital expenditures of $38 million to $45 million, we currently expect to focus free cash flow primarily on additional debt repayment and stock repurchases.”

Revenue Guidance

Healthways today affirmed its guidance for 2011 revenues in a range of $672 million to $710 million.  This range includes revenues from domestic operations in a range of $650 million to $680 million and from international revenues in a range of $22 million to $30 million.

COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING
DECEMBER 31, 2011 AND THE YEAR ENDED DECEMBER 31, 2010
(In millions)
See pages 8 and 9 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2011	Dec. 31, 2010
	(Guidance)	(Actual)
Domestic, excluding CMS settlement	$650.0 - 680.0	$667.9
International	22.0 - 30.0	30.1
Adjusted revenues	672.0 - 710.0	698.0
CMS settlement	-	22.3
Revenues	$672.0 - 710.0	$720.3

Earnings Guidance

The Company today also affirmed its guidance for 2011 net income per diluted share in a range of $0.90 to $1.08.  This range includes net income per diluted share from domestic operations in a range of $0.94 to $1.04 and from international operations in a range of ($0.04) to $0.04.  This guidance does not include the potential impact of certain significant prospective contracts or strategic collaborations the Company may enter into this year in which substantial costs are incurred before full revenue and/or margin maturity are achieved.

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COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8 and 9 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2011	Dec. 31, 2010
	(Guidance)	(Actual)
Domestic, excluding earn-out adjustments and investment
gain, restructuring, and CMS settlement	$0.94 – 1.04	$1.14
International, excluding restructuring	(0.04) – 0.04	(0.03)
Adjusted net income per diluted share	0.90 – 1.08	1.11
Earn-out adjustments and investment gain	-	0.07
Restructuring	-	(0.20)
CMS settlement	-	0.37
Net income per diluted share	$0.90 – 1.08	$1.36 (1)

(1) Figures do not add due to rounding.

Summary

Mr. Leedle concluded, “Our first-quarter financial results were consistent with our expected quarterly progression to our guidance for the full year. With four significant contracts already signed and with additional contracts anticipated during 2011, our visibility regarding future growth continues to strengthen.

“This improved visibility reflects the quickening pace of change in the organization of, delivery of, and payment for health care services in the U.S. and abroad.  Healthways continues to address significant opportunities in both traditional and new distribution channels caused by emerging market trends. Our four new major contracts are each proof-points that both validate the trends and Healthways’ capability to respond effectively to them.  Demonstrating the new urgency and strategic clarity with which our existing and potential customers are engaging in contract discussions, we expect to produce additional proof-points in the form of significant new contracts throughout 2011.  These opportunities reflect both our leadership in the development of innovative solutions to address these trends and the strength of the Company’s proprietary tools and infrastructure that support our proven ability to deliver market-leading solutions at scale around the world.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 9188868, and the replay will also be available on the Company’s web site for the next 12 months.

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Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations and involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements.  Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements.  The important factors include but are not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to fully implement new contracts;
•	the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income;
•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of our customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the Company’s ability to implement its new integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services or technologies into the Company’s business;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the recently enacted Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

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About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs.  Healthways' solutions are designed to help healthy individuals stay healthy, mitigate or eliminate lifestyle risk factors that can lead to disease and optimize care for those with chronic illness.  Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally.  Healthways also provides a national, fully accredited complementary and alternative Health Provider Network and a national Fitness Center Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system.  For more information, please visit www.healthways.com.

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Revenues	$162,969	$178,999
Cost of services (exclusive of depreciation and amortization of $9,023 and $10,233, respectively, included below)	121,908	128,868
Selling, general & administrative expenses	17,842	17,235
Depreciation and amortization	12,433	13,554

Operating income	10,786	19,342
Interest expense	3,418	3,422

Income before income taxes	7,368	15,920
Income tax expense	3,233	6,506

Net income	$4,135	$9,414

Earnings per share:
Basic	$0.12	$0.28

Diluted	$0.12	$0.27

Weighted average common shares
and equivalents:
Basic	33,975	33,955
Diluted	34,690	34,919

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Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Domestic Revenues Excluding CMS Settlement and Reconciliation of
Adjusted Revenues to Revenues, GAAP Basis
(In millions)

Twelve Months Ended
December 31, 2010
Domestic revenues, excluding CMS settlement (1)	$667.9
International revenues	30.1
Adjusted revenues (2)	698.0
Revenues attributable to CMS settlement (3)	22.3
Revenues, GAAP basis	$720.3

(1) Domestic revenues excluding CMS settlement is a non-GAAP financial measure.  The Company excludes revenues attributable to CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider domestic revenues excluding CMS settlement in isolation or as a substitute for domestic revenues determined in accordance with accounting principles generally accepted in the United States.

(2) Adjusted revenues is a non-GAAP financial measure.  The Company excludes revenues attributable to CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(3) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in both of its Medicare Health Support programs.

Reconciliation of Domestic Diluted Earnings Per Share (EPS) Excluding Earn-Out
Adjustment and Investment Gain, Restructuring Charges, and CMS Settlement and
Reconciliation of Adjusted EPS to EPS, GAAP Basis

Twelve Months Ended
December 31, 2010
Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges and CMS settlement (4)	$1.14
International EPS (loss) excluding restructuring charges (5)	(0.03)
Adjusted EPS (6)	1.11
EPS attributable to earn-out adjustment and investment gain (7)	0.07
EPS (loss) attributable to restructuring charges (8)	(0.20)
EPS attributable to CMS settlement (9)	0.37
EPS, GAAP basis (10)	$1.36

(4) Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to earn-out adjustment and

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investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(5) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

(6) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS attributable to earn-out adjustment and investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS attributable to earn-out adjustment and investment gain includes income of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition and a $1.2 million gain attributable to a final escrow release related to the January 2009 sale of a private company in which we held a preferred stock investment.

(8) EPS attributable to restructuring charges includes charges of $10.3 million associated with both domestic and international capacity consolidation and other restructuring costs.

(9) EPS attributable to CMS settlement includes net pretax income of $21.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in both of its Medicare Health Support programs.

(10) Figures may not add due to rounding.

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	March 31,	December 31,
	2011	2010
Current assets:
Cash and cash equivalents	$4,336	$1,064
Accounts receivable, net	87,261	89,108
Prepaid expenses	9,387	12,577
Other current assets	2,694	3,064
Income taxes receivable	4,100	8,695
Deferred tax asset	11,625	11,272
Total current assets	119,403	125,780

Property and equipment:
Leasehold improvements	40,775	40,662
Computer equipment and related software	214,511	207,077
Furniture and office equipment	27,443	27,328
Capital projects in process	10,116	10,117
	292,845	285,184
Less accumulated depreciation	(163,767)	(154,528)
	129,078	130,656

Other assets	13,684	14,733

Intangible assets, net	92,836	94,255
Goodwill, net	496,265	496,265

Total assets	$851,266	$861,689

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2011	2010
Current liabilities:
Accounts payable	$16,297	$22,555
Accrued salaries and benefits	34,851	39,157
Accrued liabilities	36,108	31,532
Deferred revenue	5,568	5,931
Contract billings in excess of earned revenue	20,617	18,814
Current portion of long-term debt	2,999	3,935
Current portion of long-term liabilities	3,759	3,309
Total current liabilities	120,199	125,233

Long-term debt	239,625	243,425
Long-term deferred tax liability	22,354	23,050
Other long-term liabilities	33,942	39,140

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
33,987,051 and 34,018,706 shares outstanding	34	34
Additional paid-in capital	235,864	232,524
Retained earnings	210,345	206,210
Treasury stock, at cost, 728,547 and 429,654 shares in treasury	(8,362)	(4,494)
Accumulated other comprehensive loss	(2,735)	(3,433)
Total stockholders’ equity	435,146	430,841

Total liabilities and stockholders’ equity	$851,266	$861,689

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$4,135	$9,414
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	12,433	13,554
Amortization of deferred loan costs	477	396
Share-based employee compensation expense	2,252	2,972
Excess tax benefits from share-based payment arrangements	(172)	(401)
Decrease (increase) in accounts receivable, net	1,909	(16,274)
Decrease in other current assets	7,022	2,853
Decrease in accounts payable	(2,782)	(6,744)
Decrease in accrued salaries and benefits	(10,248)	(25,322)
Increase in other current liabilities	7,805	10,225
Deferred income taxes	(2,700)	3,509
Other	928	1,892
Decrease (increase) in other assets	137	(1,034)
Payments on other long-term liabilities	(358)	(2,313)
Net cash flows provided by (used in) operating activities	20,838	(7,273)

Cash flows from investing activities:
Acquisition of property and equipment	(9,787)	(12,638)
Change in restricted cash	469	—
Other	(1,796)	(1,412)
Net cash flows used in investing activities	(11,114)	(14,050)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	119,918	281,250
Payments of long-term debt	(123,445)	(256,922)
Deferred loan costs	(40)	(2,963)
Exercise of stock options	1,862	393
Excess tax benefits from share-based payment arrangements	172	401
Repurchases of common stock	(3,868)	—
Change in outstanding checks and other	(1,320)	(1,817)
Net cash flows (used in) provided by financing activities	(6,721)	20,342

Effect of exchange rate changes on cash	269	(86)

Net increase (decrease) in cash and cash equivalents	3,272	(1,067)

Cash and cash equivalents, beginning of period	1,064	2,356

Cash and cash equivalents, end of period	$4,336	$1,289

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